Exhibit 10.2

CONFIDENTIAL	Execution Version

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

APRIL 26, 2016

AstraZeneca Pharmaceuticals LP

-and-

Ironwood Pharmaceuticals, Inc.

COMMERCIAL SUPPLY AGREEMENT

Zurampic Product and Allopurinol Combination Product

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

THIS COMMERCIAL SUPPLY AGREEMENT (this “Commercial Supply Agreement”) is dated as of April 26, 2016 (the “Execution Date”).

BETWEEN:

1.                                      AstraZeneca Pharmaceuticals LP, a limited partnership organized under the laws of Delaware, whose principal place of business is at 1800 Concord Pike, Wilmington, Delaware 19803 (“AstraZeneca”); and

2.                                      Ironwood Pharmaceuticals, Inc., a company incorporated in the State of Delaware, whose principal place of business is at 301 Binney Street, Cambridge, Massachusetts 02142, United States of America (“Ironwood”); (each a “Party”, collectively the “Parties”).

BACKGROUND:

(A)                               Ironwood and an Affiliate of AstraZeneca are parties to that certain License Agreement entered into as of April 26, 2016 (the “License Agreement”), pursuant to which an Affiliate of AstraZeneca (on its own behalf and on behalf of its Affiliates) agreed to, among other things, license to Ironwood or its Affiliates Products for sale in the Territory.

(B)                               Subject to the terms of this Commercial Supply Agreement and the License Agreement, AstraZeneca will Supply the Zurampic Product and the Allopurinol Combination Product in the form of Finished Products to Ironwood.

(C)                               For the avoidance of doubt, this Commercial Supply Agreement is the Commercial Supply Agreement defined and referred to in the License Agreement, being separate from the Transitional Services Agreement pursuant to which AstraZeneca will provide, among other things, [**] during the “Transition Period” (as defined in the Transitional Services Agreement).

THE PARTIES AGREE THAT:

1.                                      INTERPRETATION

1.1                               Unless otherwise defined in this Commercial Supply Agreement, capitalized terms used in this Commercial Supply Agreement have the meanings ascribed to them in the License Agreement.

1.2                               In this Commercial Supply Agreement, the following words and expressions shall have the following meanings:

“Allopurinol Combination Product” means the Product that is the subject of [**];

“[**]” has the meaning set forth in Schedule 1;

“Apparent Defects” has the meaning set forth in Section 11.3;

“Applicable Law” means all applicable statutes, ordinances, regulations, rules, or orders of any kind whatsoever of any governmental authority or Regulatory Authority in the Territory or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

otherwise having jurisdiction over any portion of the Parties’ activities under this Commercial Supply Agreement, as amended from time to time;

“API” means Lesinurad, and, in the case of the Allopurinol Combination Product, allopurinol;

“Base Price” has the meaning set forth in Schedule 1;

“Binding Period” has the meaning set forth in Section 3.1;

“Bulk Product” means the Existing Products in bulk form;

“Business Continuity Plan” has the meaning set forth in Section 7.4;

“Business Day” has the meaning set forth in the License Agreement;

“Certificate of Analysis” means the certificate of analysis to accompany all Finished Products delivered to Ironwood, which certifies, among other things, that the Finished Product has been Manufactured and tested in compliance with its Specification and which is in the form set out in the Quality Assurance Agreement;

“cGMP” means current good manufacturing practice according to Applicable Law in the Territory and the country of Manufacture;

“[**]” has the meaning set forth in the License Agreement;

“Cost of Goods Sold” has the meaning set forth in Schedule 1;

“Delivery” means delivery of the applicable Finished Product to Ironwood at the Delivery Location in accordance with Article 5.  “Deliver” and “Delivered” shall have corresponding meanings;

“Delivery Location” means [**];

“Design” has the meaning set forth in Section 13.3;

“[**]” has the meaning set forth in Section 12.7;

“Effective Date” means the Effective Date of the License Agreement;

“Execution Date” has the meaning set forth above;

“Existing Products” means the Zurampic Product and the Allopurinol Combination Product;

“Existing Subcontractors” has the meaning set forth in Section 2.3;

“Finished Products” means (a) the Existing Products in finished package form, and (b) the Existing Products in the sample trade dress;

“Firm Order” has the meaning set forth in Section 4.5;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“First Commercial Sale” has the meaning set forth in the License Agreement;

“Force Majeure” has the meaning set forth in Article 23;

“Forecast” has the meaning set forth in Section 3.1;

“Independent Expert” shall have the meaning set forth in Section 11.7;

“Intellectual Property Rights” means all patents, trademarks, copyrights, design rights, database rights, domain names, rights in inventions, confidential information, know-how, trade names, business names, get-up, logos and trade dress, and all other rights in the nature of intellectual property rights (whether registered or unregistered) and all applications and rights to apply for the above, anywhere in the world;

“Inventory” has the meaning set forth in Section 24.1;

“Late Delivery” has the meaning set forth in Section 5.3;

“Lesinurad” means the compound having the chemical structure set forth on Schedule 1.93 of the License Agreement;

“Manufacture,” “Manufactured” or “Manufacturing” means all activities involved in the production, storing, handling, packaging, and labelling of any Finished Product;

“Minimum Lead Time” has the meaning set forth in Section 4.1;

“Minimum Order Size” means the minimum size for any Order for Finished Product as set forth on Schedule 2;

“[**]” has the meaning set forth in Schedule 3;

“Non-Conforming Product” means any Finished Product which, at the time of Delivery, does not conform with the requirements of Section 11.1 (and “Non-Conformance” shall have a corresponding meaning);

“Order” means a written purchase order with a unique number issued by Ironwood for such quantities of a Finished Product as Ironwood commits to purchase from AstraZeneca;

“Payment” has the meaning set forth in Section 10.3;

“Product Materials” has the meaning set forth in Section 12.1;

“Quality Assurance Agreement” or “QAA” means, for each Finished Product, the quality assurance agreements agreed between the Parties in relation to that Finished Product, as such agreement may be amended or replaced by agreement between the Parties in writing from time to time;

“Quantity Shortfall” has the meaning set forth in Section 11.4;

“Required Change” has the meaning set forth in Section 12.3;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

“SKU” means the applicable stock keeping unit;

“Specification” means the written specifications for the characteristics, quality, processing, testing, release and stability of a given Finished Product.  The initial specifications for the Finished Product will be as set forth in the applicable Quality Assurance Agreement;

“Supply” means, with respect to a Finished Product, the Manufacturing and supplying of such Finished Product and the performance of related tests and analyses, including as set forth in the applicable QAA;

“Supply Executive Officers” means in the case of AstraZeneca, the EVP Operations or its designee, and in respect of Ironwood means the Head of Global Operations or its designee;

“Supply Price” means the amount payable by Ironwood for a Finished Product, which shall be determined in accordance with Article 9;

“Tax” has the meaning set forth in the License Agreement;

“Tax Authority” has the meaning set forth in the License Agreement;

“Tax Invoice” has the meaning set forth in the License Agreement;

“Technology Transfer” has the meaning set forth in Section 14.1;

“Term” has the meaning set forth in Section 23.1;

“Territory” means the United States of America, its territories and possessions (including Puerto Rico, irrespective of political status);

“Third Party” has the meaning set forth in the License Agreement;

“Waste” means waste material from AstraZeneca’s or its Affiliates’ or subcontractors’ Manufacture and Supply of Finished Products;

“Year” means each 12 month period ending December 31st; and

“Zurampic Product” means the Product that is the subject of NDA #207988 and, as of the Effective Date, has the brand name ZURAMPIC® in the Territory.

1.3                               In this Commercial Supply Agreement the following rules of interpretation shall apply:  Any reference in this Commercial Supply Agreement to an Article, Section, subsection, paragraph, clause, or Schedule will be deemed to be a reference to an Article, Section, subsection, paragraph, clause, or Schedule, of or to, as the case may be, this Commercial Supply Agreement, unless otherwise indicated. Unless the context of this Commercial Supply Agreement otherwise requires,

(a)                                 all definitions set forth herein will be deemed applicable whether the words defined are used herein with initial capital letters in the singular or the plural,

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)                                 the word “will” will be construed to have the same meaning and effect as the word “shall,”

(c)                                  any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),

(d)                                 any reference herein to any Person will be construed to include the Person’s successors and assigns,

(e)                                  the word “notice” will mean notice in writing (whether or not specifically stated) and will include notices, consents, approvals and other written communications contemplated under this Commercial Supply Agreement,

(f)                                   provisions that require that a Party, the Parties or any committee hereunder “agree,” “consent” or “approve” or the like will require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging),

(g)                                  references to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof,

(h)                                 the term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or”,

(i)                                     words of any gender include each other gender,

(j)                                    words such as “herein”, “hereof” and “hereunder” refer to this Commercial Supply Agreement as a whole and not merely to the particular provision in which such words appear,

(k)                                 words using the singular will include the plural, and vice versa,

(l)                                     the words “include,” “includes” and “including” will be deemed to be followed by the phrase “but not limited to”, “without limitation”, “inter alia” or words of similar import,

(m)                             unless “Business Days” is specified, “days” will mean “calendar days”, and

(n)                                 provisions that indicate that their subject matter are set forth in the License Agreement will be deemed to have restated such subject matter herein and the relevant provisions will be deemed a part hereof.

1.4                               In case of a conflict between:

(a)                                 the provisions of any Schedule and the provisions of the main body of this Commercial Supply Agreement, the provisions of the main body of this Commercial Supply Agreement shall prevail;

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)                                 the applicable Quality Assurance Agreement and this Commercial Supply Agreement, the terms of [**] shall control [**] and [**]; and

(c)                                  the provisions of this Commercial Supply Agreement, the License Agreement or the Transitional Services Agreement, the relevant provisions will prevail in the following order of priority (highest priority first):

(i)                                     [**];

(ii)                                  [**]; and

(iii)                               [**].

1.5                               This Commercial Supply Agreement does not relate to [**]. Therefore (but without prejudice to the rights assigned or granted to Ironwood under the License Agreement), [**].

2.                                      SUPPLY OF PRODUCT

2.1                               Subject to the terms of this Commercial Supply Agreement, (a) AstraZeneca or its Affiliates will Supply Ironwood and its Affiliates with Finished Products during the Term solely for use or sale under the License Agreement; and (b) Ironwood and its Affiliates shall purchase from AstraZeneca or its Affiliates any Finished Product ordered in Firm Orders and Delivered, in each case solely for sale or distribution in the Territory.

2.2                               During the Term, Ironwood shall purchase [**].

2.3                               AstraZeneca shall be entitled to subcontract to an Affiliate or Third Party [**] under this Commercial Supply Agreement [**] AstraZeneca must notify Ironwood at least [**] in advance of engaging a subcontractor (other than [**] (the “Existing Subcontractors”) with respect to [**]) under this Commercial Supply Agreement and [**].  AstraZeneca shall ensure that its subcontractors accept and comply with all of the terms and conditions of this Commercial Supply Agreement as if such subcontractor were a party to this Commercial Supply Agreement and AstraZeneca shall be responsible for its subcontractors’ performance under this Commercial Supply Agreement and be responsible for any breaches, acts or omissions of such subcontractors.  To the extent that AstraZeneca utilizes a subcontractor for [**], AstraZeneca [**]. For clarity, AstraZeneca [**].

2.4                               The Parties acknowledge that AstraZeneca has also agreed to provide during the Transition Period (as defined in the Transitional Services Agreement) certain [**] to Ironwood in relation to [**], on a transitional basis. The terms and conditions on which such services will be provided are set out in the Transitional Services Agreement.

3.                                      FORECASTS

3.1                               Beginning on or before [**] and by or before the [**] Business Day of each month during the Term, Ironwood will deliver to AstraZeneca a written forecast of the quantities of Finished Product, on a Finished Product-by-Finished Product basis (by SKU), which Ironwood reasonably anticipates it will require for the subsequent [**] calendar months on a month-by-month basis (each such forecast, a “Forecast”).  With respect to each Forecast, month zero (0) is the month

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

in which the Forecast is submitted and month one (1) is the month after which the Forecast is submitted. Months [**] through [**] of each Forecast shall be binding on Ironwood (each, a “Binding Period”).

3.2                               In the event that AstraZeneca has not received an updated Forecast [**], the most recent Forecast shall be regarded as current.  The most recent Forecast [**] shall mean the Forecast submitted by Ironwood [**], or, where one was not submitted, the Forecast that was regarded as current as of [**].

3.3                               Other than the Binding Period, for which the amounts set forth in the Forecast shall be binding on Ironwood, the amounts set forth in the Forecasts [**] constitute a non-binding, good faith estimate of the Finished Product requirements of Ironwood and its Affiliates; provided, however, that the total quantity included in a Forecast with respect to a given SKU for (a) [**] of such Forecast shall not vary by more than [**] from the forecasted quantity for the applicable SKU indicated for that [**] (i.e., when it was [**] of a Forecast), (b) [**] of such Forecast shall not vary by more than [**] from the forecasted quantity for the applicable SKU indicated for [**] (i.e., when it was [**] in a Forecast), (c) [**] of such Forecast shall not vary by more than [**] from the forecasted quantity for the applicable SKU indicated for [**] (i.e., when it was [**] in a Forecast), and (d) each of [**] through [**] of such Forecast shall not vary by more than [**] from the forecasted quantity indicated for each of those same months in the immediately prior Forecast.  An example of Forecasts and permitted variances is provided on Schedule 4 for illustrative purposes only.

3.4                               Where the quantities for a Finished Product in the binding portion of a Forecast or in an Order vary [**] by more than the applicable permitted variance provided for in Section 3.3,  then AstraZeneca shall be entitled to charge Ironwood the costs of writing off any: (a) [**]; or (b) [**]; provided that (i) [**] and (ii) [**]; provided, further, however, [**] (as defined in the Transitional Services Agreement) unless such quantities were Ordered by Ironwood.

3.5                               Where the quantities for a Finished Product in the binding portion of a Forecast or in an Order vary [**] by more than the applicable permitted variance provided for in Section 3.3, [**]; provided that [**].

3.6                               If the quantities for a Finished Product in the binding portion of a Forecast or Order vary [**] by more than the applicable permitted variance provided for in Section 3.3 for a given period, [**].

4.                                      ORDERS

4.1                               With each Forecast, Ironwood shall include a written, binding Order for the quantities of Finished Product specified in such Forecast for the newly-binding month of the Binding Period.  All Orders shall be placed at least [**] days prior to the requested Delivery date (“Minimum Lead Time”) and specify the required quantity of each Finished Product being ordered.

4.2                               All Orders for Finished Products must be for, or in excess of, the Minimum Order Size.  Where Ironwood has issued an Order for less than the Minimum Order Size, [**].

4.3                               The Parties will, in good faith, co-operate to manage production and deliveries in the most efficient manner [**].  Such co-operation shall reflect, among other things, any practices that AstraZeneca has itself employed [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

4.4                               All Orders must specify:

(a)                                 the required quantity of each Finished Product being ordered; and

(b)                                 the requested Delivery date, provided that the period from the Order date until the Delivery date is no less than the Minimum Lead Time.

4.5                               Provided that an Order corresponds with the forecasted demand set out in the Forecast current at the time of the Order and is otherwise in accordance with the terms of this Commercial Supply Agreement, then AstraZeneca shall accept the Order.  AstraZeneca shall communicate its acceptance of an Order by way of e-mail confirmation within [**] of receipt (or by such other written means as AstraZeneca may elect from time to time as notified to Ironwood).  All accepted Orders shall be binding upon Ironwood and AstraZeneca (a “Firm Order”).

4.6                               Each Order shall be the subject of a separate contract of sale between AstraZeneca and Ironwood.  All contracts between the Parties for the Supply of any Finished Product shall be on the terms and conditions set out in this Commercial Supply Agreement and the Quality Assurance Agreement.  All other terms and conditions (including any terms and conditions which Ironwood purports to apply under any purchase order, specification or other document attached to any order form) are hereby excluded.

4.7                               AstraZeneca will inform Ironwood of any event that may prevent AstraZeneca from timely fulfilling Ironwood’s forecasted requirements for Finished Products or any confirmed Order [**].  If AstraZeneca is unable to fulfil the forecasted requirements or any Order, [**].  In the event that AstraZeneca notifies Ironwood of a potential inability to Supply Finished Products, [**].  If such circumstances continue or are forecasted to continue for more than [**].

5.                                      DELIVERY

5.1                               AstraZeneca shall Deliver Finished Product to Ironwood at the Delivery Location.  All deliveries will be made [**] the Delivery Location.

5.2                               AstraZeneca shall Deliver accepted Orders on (or within [**] either side of) the Delivery date set forth in the Order.  Ironwood shall [**] on the Delivery date.  If for any reason Ironwood fails to [**], AstraZeneca may at its option [**].

5.3                               If all or part of an Order for Finished Product is Delivered more than [**] later than the Delivery date specified in an accepted Order (“Late Delivery”), Ironwood and AstraZeneca shall [**].  The following rebates on Supply Price in connection with Late Delivery shall apply:

(a)                                 for a Delivery that is between [**] late, a [**] rebate shall apply to such Delivery;

(b)                                 for a Delivery that is between [**] late, a [**] rebate shall apply to such Delivery; and

(c)                                  for a Delivery that is greater than [**] late, a [**] rebate shall apply to such Delivery.

5.4                               All Deliveries must be accompanied by the documentation specified in Schedule 5 unless otherwise agreed in writing.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

6.                                      ELECTRONIC INFORMATION EXCHANGE

6.1                               Information Management.  The Parties agree to [**] develop procedures and technical solutions for managing information in actual business processes relating to the Supply of Finished Products as set forth in Section 6.2, which solution may include a technical platform to facilitate business information to be sent electronically between the Parties.  All development and implementation should be based on a [**] as determined by between the Parties (with final decision by [**]).  [**].

6.2                               Logistics Interface.  To the extent developed and implemented pursuant to Section 6.1, the logistic interfaces shall include the following purposes and the management thereof with respect to Finished Products to the extent AstraZeneca is able to obtain such information:

(a)                                 planning; including sharing information regarding Forecasts, work in process and Finished Product inventory, open Orders and goods in transit,

(b)                                 Manufacturing; including sharing of information regarding production schedules and plans, material transactions and progress of Manufacturing, and

(c)                                  Supply; including sharing information regarding distribution and shipping of the Finished Products from AstraZeneca or its Affiliates to Ironwood, its Affiliate or an Ironwood designated Third Party.

7.                                      MANAGEMENT OF THE SUPPLY OF THE PRODUCT

7.1                               Sales and Operation Planning Meetings.  Sales and operation planning meetings shall be held monthly, unless otherwise agreed between the Parties, in person at locations mutually agreed upon by the Parties, or by teleconference or videoconference, as agreed.  Agendas for such meetings shall be related to the subject matter of this Commercial Supply Agreement and shall include: [**].  Attendees of such meetings will include individuals from each Party of appropriate seniority and geographical responsibility from commercial, supply and finance groups to approve Supply and demand plans for the Finished Products.

7.2                               Expenses.  [**].

7.3                               Minutes.  The minutes of each sales and operation planning meeting will provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved during such meeting.  Minutes of each such meeting will be approved or disapproved, and revised as necessary, at the next meeting. [**].

7.4                               Business Continuity Plan.  Within [**] of the Execution Date, both Parties shall cooperate to prepare a business continuity plan for if, as a result of Force Majeure or otherwise, AstraZeneca is unable to Supply the Finished Products or the volume of Finished Products as forecasted (the “Business Continuity Plan”).  The Parties shall review the Business Continuity Plan on [**] basis [**].  The Business Continuity Plan is intended to be for planning purposes and is not intended to limit or otherwise modify the rights and obligations of the Parties hereunder.  At Ironwood’s request, AstraZeneca shall establish reasonable plans for [**] for the Supply of Finished Products during the Term, and such plans shall be included in the Business Continuity Plan.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

8.                                      RISK AND TITLE

8.1                               Unless otherwise expressly provided, title and risk of loss or damage to Finished Product shall [**]; provided that [**].

9.                                      PRICE AND CHARGES

9.1                               Subject to the other terms and conditions of this Commercial Supply Agreement, the “Supply Price” for each unit of Finished Products Supplied by AstraZeneca to Ironwood hereunder shall be [**].

9.2                               AstraZeneca shall [**].  The Parties shall [**] to agree on whether, and how best, to pursue any improvement opportunity either (a) [**] or (b) [**], and in each case ((a) and (b)) [**].

9.3                               During the Term, and [**] thereafter, AstraZeneca will keep and maintain accurate and complete records relating to the calculation of Supply Price during the [**], which books and records will be sufficiently detailed such that the Supply Price can accurately be determined and each Party’s financial reporting obligations, independent auditor requirements and obligations under the Sarbanes-Oxley Act can be satisfied.  Upon [**] prior written notice from Ironwood, AstraZeneca will permit an independent certified public accounting firm of internationally recognized standing, selected by Ironwood and reasonably acceptable to AstraZeneca, to examine the relevant books and records of AstraZeneca and its Affiliates as may be reasonably necessary to verify the Supply Price.  An examination by Ironwood under this Section 9.3 will [**] and will [**] request.  The accounting firm will be provided access to such books and records at AstraZeneca’s facility where such books and records are normally kept and such examination will be conducted during AstraZeneca’s normal business hours. AstraZeneca may require the accounting firm to sign a standard non-disclosure agreement before providing the accounting firm access to its facilities or records. Upon completion of the audit, the accounting firm will provide both AstraZeneca and Ironwood a written report disclosing whether the reports submitted by AstraZeneca are correct or incorrect and the specific details concerning any discrepancies. [**]. If the accountant determines that, based on errors in the amounts charged, any additional amount owed by one Party to the other will be paid within [**] after receipt of the accountant’s report, along with [**]; provided, however, that [**]. If the accountant determines that the Supply Price submitted by AstraZeneca overstates the Cost of Goods Sold by [**], [**].

10.                               INVOICING AND PAYMENT

10.1                        Upon [**], AstraZeneca shall invoice Ironwood for the Supply Price of such Finished Products, as applicable, under a Firm Order and Ironwood will pay the Supply Price associated therewith.  Ironwood shall pay all invoices within [**] after the date of the invoice; provided that an invoice shall be dated no earlier than [**], as applicable, and dated the date sent to Ironwood.

10.2                        All amounts payable under the Commercial Supply Agreement will be paid in U.S. Dollars by ACH or wire transfer in immediately available funds to an account designated by the applicable Party.

10.3                        All amounts payable by a Party to the other Party pursuant to this Commercial Supply Agreement (each a “Payment”) :

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(a)                                 shall be made by the paying Party to the receiving Party by transfer to such bank account as the receiving Party may from time to time notify in writing to the paying Party; and

(b)                                 subject to Section 10.6 and 10.7, shall be made in full and cleared funds, without any set off, deduction or withholding whatsoever, except for any deduction or withholding which must be made under Applicable Law.

10.4                        Any Payment under this Commercial Supply Agreement that is more than [**] past due will be subject to interest at an annual percentage rate of the prime rate (as published in the “Money Rates” table of the Eastern Edition of The Wall Street Journal during the period such amount is overdue) [**] if a Party does not make payment within [**] of its receipt of notice that such amount is past due. Likewise, any overpayment that is not refunded within [**] after the date such overpayment was made will thereafter be subject to interest at an annual percentage rate of the prime rate (as published in the “Money Rates” table of the Eastern Edition of The Wall Street Journal during period such amount is overdue) [**]; provided, however, that if the overpayment is due to errors in reports provided by the overpaid Party, such interest will accrue [**].  Notwithstanding the preceding, if a Party contests any amounts due hereunder in good faith and promptly notifies the other Party of such dispute, interest will not accrue as to amounts being so contested until [**] following the presentation of such notice to the other Party.

10.5                        Except as expressly provided herein, all activities of a Party hereunder shall be [**], and in no event shall there be any double-counting (e.g., a Party may not be paid for the same expense both hereunder and under another agreement, and AstraZeneca may not be paid twice for the same expense as a portion of the Supply Price or otherwise).

10.6                        Payments shall not be reduced on account of any Taxes unless required by Applicable Law.  The Party receiving Payments alone shall be responsible for paying any and all Taxes (other than withholding taxes required by Applicable Law to be paid by the paying Party) levied on account of, or measured in whole or in part by reference to, any Payments it receives.  The paying Party shall deduct or withhold from the Payments any Taxes that it is required by Applicable Law to deduct or withhold.  If a tax deduction is required by Applicable Law to be made by the paying Party, the amount of the payment due from the paying Party to the receiving Party shall be equal to the payment which would have been due if no tax deduction had been required, less the tax deduction. Notwithstanding the foregoing, if the Party receiving Payments is entitled under any applicable treaty to a reduction of rate of, or the elimination of, applicable withholding tax, it may deliver to the paying Party or the appropriate Tax Authority (with the assistance of the paying Party to the extent that this is reasonably required and is expressly requested in writing) the prescribed forms necessary to reduce the applicable rate of withholding or to relieve the paying Party of its obligation to withhold Tax, and the paying Party shall apply the reduced rate of withholding, or dispense with withholding, as the case may be, to the extent it complies with the applicable treaty; provided that the paying Party has received evidence, in a form satisfactory to the paying Party, of the receiving Party’s delivery of all applicable forms (and, if necessary, its receipt of appropriate governmental authorization) at least [**] prior to the time that the Payments are due.  If, in accordance with the foregoing, the paying Party withholds any amount, it shall pay to the receiving Party the balance when due, make timely payment to the proper Tax Authority of the withheld amount, and send to the

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

receiving Party proof of such payment within [**] following that payment.  [**] and, as a result of [**], Payments made hereunder are subject to additional withholding Tax, the paying Party shall be responsible for the resulting additional withholding Taxes; therefore, Payments made to the receiving Party shall be increased to ensure the receiving Party receives the full amount that it would have received if [**] had not taken place.  Neither Party shall be responsible for paying Taxes on the other Party’s income.

10.7                        [**].  Except to the extent Indirect Taxes are chargeable as a result of [**], if any Indirect Taxes are chargeable in respect of any Payments, the paying Party shall pay such Indirect Taxes at the applicable rate in respect of any such Payments following the receipt, where applicable, of an Indirect Taxes invoice in the appropriate form issued by the receiving Party in respect of such Payments, such Indirect Taxes to be payable on the due date of the payment of the Payments to which such Indirect Taxes relate.  The receiving Party shall issue its invoices for all amounts payable under this Agreement consistent with Indirect Tax requirements and irrespective of whether the sums may be netted for settlement purposes.  If such amounts of Indirect Taxes are refunded to the receiving Party by the applicable Tax Authority or other fiscal authority subsequent to payment, the receiving Party will transfer such amount to the paying Party within [**] of receipt.

11.                               WARRANTY, NON-CONFORMING PRODUCT AND QUANTITY SHORTFALLS

11.1                        AstraZeneca warrants to Ironwood that:

(a)                                 at the time of their Delivery to Ironwood, the Finished Products will:

(i)                                     have been Supplied in accordance with all Applicable Laws and cGMP;

(ii)                                  have been Manufactured in accordance, and be in conformity, with the Specifications in effect at the time of release and the Quality Assurance Agreement, and will conform with the certificates provided pursuant to the Quality Assurance Agreement;

(iii)                               be transferred to Ironwood free and clear of any security interest, lien, or other encumbrance on the title thereto; and

(iv)                              will have been Manufactured in facilities that are approved by the applicable Regulatory Authorities in the Territory.

(b)                                 AstraZeneca will:

(i)                                     Supply all Finished Products to Ironwood with at least [**] of remaining shelf-life [**] or remaining shelf-life of at least [**] [**]; provided that [**] listed in Section 11.1(b)(i);  and

(ii)                                  use [**] listed in Section 11.1(b)(i).

11.2                        [**], the Cost of Goods Sold set forth on Schedule 1 reflect AstraZeneca’s Cost of Goods Sold to Supply such Finished Products for [**] based on [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

11.3                        Ironwood shall promptly notify AstraZeneca of any Quantity Shortfall or Non-Conforming Product in any Delivery of Finished Products (as applicable), and shall provide AstraZeneca with a detailed written report of the alleged Quantity Shortfall or Non-Conformance (including a sample of the relevant Finished Product, where applicable), not later than:

(a)                                 [**] after Ironwood’s receipt of the applicable Finished Products, for any Quantity Shortfall or for any Non-Conformance that could be discovered within this period by Ironwood exercising reasonable diligence or its responsibilities under the QAA (“Apparent Defects”); or

(b)                                 [**] after the Non-Conformance has become known, but in any event no later than the actual date of expiration of the shelf-life of the Finished Product in question, for any Non-Conformance which is not an Apparent Defect.

11.4                        Provided Ironwood has duly notified AstraZeneca of a Quantity Shortfall or a Non-Conforming Product in accordance with Section 11.3:

(a)                                 in the case of any Quantity Shortfall:

(i)                                     If the Delivered quantity of a Firm Order for Finished Product is less than or equal to [**] of the quantity specified in a Firm Order, but at least [**] of such quantity, Ironwood shall accept the Delivery and, in the case of [**]; provided that if the Delivered quantity of a Firm Order for Finished Product is [**] of the quantity specified in a Firm Order (“Quantity Shortfall”), [**].  In the event the Delivered quantity of a Firm Order for Finished Product is [**].

(ii)                                  The Parties agree that the following rebates in connection with a Quantity Shortfall shall apply:

(A)                               for a Delivery that is between [**] and [**] of the full volume of Finished Products required, a [**] rebate shall apply to such Delivery;

(B)                               for a Delivery that is between [**] and [**] of the full volume of Finished Product required, a [**] rebate shall apply to such Delivery; and

(C)                               for a Delivery that is less than [**] of the full volume of Finished Product required, a [**] rebate shall apply to such Delivery.

(iii)                               With respect to applicable shortage of Finished Product, inputs, or capacity that are usable [**] following the shortage.

(iv)                              With respect to applicable shortage of inputs or capacity that are used in connection with [**].

(b)                                 in the case of any Non-Conforming Product, AstraZeneca shall at Ironwood’s option either:

(i)                                     [**]; or

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(ii)                                  [**]; and

(iii)                               [**].

11.5                        Ironwood shall, at [**].

11.6                        The process set out in the relevant QAA shall be used to determine whether any Finished Product is a Non-Conforming Product.

11.7                        If a dispute arises between the Parties as to whether or not a Finished Product is a Non-Conforming Product that cannot be resolved by the Parties within [**] of a claim being notified by Ironwood to AstraZeneca following the conclusion of the processes described in the QAA, either Party may require that the matter in dispute be referred to [**] or, [**] (the “Independent Expert”).

11.8                        [**] shall be solely for the purpose of establishing whether or not there has been a Supply of Non-Conforming Product.  Except in the case of fraud or manifest error [**] shall be final and binding upon the Parties.  [**].

12.                               MANUFACTURING

12.1                        Unless otherwise agreed upon by the Parties in writing, [**] (the “Product Materials”). All such materials used by AstraZeneca shall comply with the standards set out in the QAA and shall be inspected by AstraZeneca in accordance with the terms of the QAA.

Regulatory Matters

12.2                        The Parties acknowledge that the License Agreement and the Transitional Services Agreement contain provisions setting out their respective roles and responsibilities in relation to the transfer of Regulatory Approvals to Ironwood (or its nominee) following the Effective Date.  If a Regulatory Authority requires any labelling changes to be made to any Finished Products while AstraZeneca is still the holder of the relevant Regulatory Approval, [**]; provided, however, [**].

12.3                        If any other changes to the Finished Products, Specifications or Manufacturing facility are required due to regulatory requirements in the Territory (each a “Required Change”), then: [**].  With regard to any one-time implementation costs associated with the Required Change, [**], taking into account (a) [**] and (b) [**], as applicable.  If either Party receives notice, or is otherwise informed of, any Required Change, such Party shall deliver notice thereof to the other Party as promptly as practicable.

12.4                        AstraZeneca shall provide Ironwood all reasonable documentation and support for any (x) change to Cost of Goods Sold or (y) one-time cost, in each case ((x) and (y)), arising from a Required Change. It is understood that there is no obligation on AstraZeneca to share its agreements with Third Parties in connection with providing such reasonable documentation and support.  In the event that Ironwood disputes the change in Cost of Goods Sold resulting from such Required Change, such matter shall be handled [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

12.5                        If Ironwood requires stability tests (other than those already required or in effect as of the Effective Date) to be carried out or for new stability protocols to be set down for Finished Products then, [**].  If a Regulatory Authority in the Territory requires stability tests (other than those already required or in effect as of the Effective Date) to be carried out or for new stability protocols to be set down for Finished Products, then [**].

AstraZeneca Changes

12.6                        Ironwood acknowledges that AstraZeneca as of the Effective Date has commenced or anticipates commencing the changes described in Schedule 3 and such changes are approved by Ironwood. With regard to the changes described in Schedule 3, [**].

12.7                        AstraZeneca has completed the validation activities for [**].  AstraZeneca shall [**] by [**].

12.8                        AstraZeneca may amend, modify or supplement any Specifications or the Manufacturing process with respect to Finished Products Supplied hereunder upon [**] prior written notice to Ironwood [**] as mutually agreed by the Parties, consent of Ironwood not to be unreasonably withheld.  The costs [**].

Ironwood Changes

12.9                        AstraZeneca shall implement any changes to the Finished Products or the Manufacture thereof reasonably requested by Ironwood, provided that (a) [**]; (b) [**], and (c) [**] unless, in the case of (c), [**].

12.10                 If Ironwood desires, AstraZeneca shall [**], with the understanding that the Cost of Goods Sold may need to be adjusted to account for [**].

12.11                 AstraZeneca shall [**] in assisting Ironwood to obtain any Regulatory Approvals in the Territory necessary as a result of any such changes to the Finished Products, or the Specifications or Manufacture thereof.

12.12                 Any Required Change or change requested by AstraZeneca or Ironwood shall be implemented in accordance with the provisions of the Quality Assurance Agreement (including the change control procedures therein) and shall be made in accordance Applicable Laws (including cGMPs).

13.                               PACKAGING AND ARTWORK

AstraZeneca Marks

13.1                        The Parties acknowledge that the License Agreement contains provisions setting out the terms on which [**].

Package and Label Design

13.2                        Ironwood shall be responsible for creating the artwork (other than the existing artwork as of the Effective Date) for the printed packaging associated with the Finished Products for commercial distribution and sale in the Territory.  Responsibility for obtaining the Regulatory Approval of such packaging shall be governed by the License Agreement.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

13.3                        Subject to [**] Ironwood will have the right to specify, in accordance with the terms hereof, the design for the label, inserts and packaging, including all trademarks, trade names and packaging graphics to be used in connection with the Finished Product (the “Design”).

13.4                        Subject to Ironwood’s providing artwork to AstraZeneca, AstraZeneca shall be responsible for the handling and implementation of artwork on the printed packaging; [**].  The work flow process for such artwork shall be agreed by the Parties in writing.

13.5                        Ironwood shall [**] provide the Design to AstraZeneca at least [**] prior to the Delivery. The Parties agree and acknowledge that AstraZeneca’s obligations to Supply the Finished Products are subject to the timely provision of the Design. Ironwood shall [**], despite [**] by AstraZeneca to [**]; provided, however, Ironwood shall [**].

14.                               TECHNOLOGY TRANSFER

14.1                        Subject to the terms of this Article 14, Ironwood [**].  Ironwood shall have the right to conduct technology transfers (including for the manufacture of API or the manufacture, formulation or packaging of Existing Product) (a “Technology Transfer”); provided that Ironwood shall provide AstraZeneca at least six (6) months’ notice prior to the commencement of a Technology Transfer.  Following receipt of the notice described in the immediately preceding sentence, the Parties [**].  Such Technology Transfer [**].

14.2                        For clarity, in exercising its rights under this Article 14, Ironwood [**] and AstraZeneca [**].

14.3                        To the extent appropriate and applicable to a particular Technology Transfer and subject always to [**] the Technology Transfer shall include the following: (a) AstraZeneca [**];  and (b) AstraZeneca [**].

15.                               REGULATORY MATTERS

Quality Assurance Agreement

15.1                        The Parties will use [**] to enter into the Quality Assurance Agreement no later than [**] after the Effective Date; provided that in all cases the Quality Assurance Agreement [**].  AstraZeneca and Ironwood shall perform their respective obligations and comply with all provisions of the Quality Assurance Agreement.  In the event of a discrepancy between the Quality Assurance Agreement and this Commercial Supply Agreement, the terms of the Quality Assurance Agreement shall govern solely in relation to quality-related matters, and this Commercial Supply Agreement shall govern all other matters. The procedures governing quality audits will be set out in the Quality Assurance Agreement.

Records

15.2                        AstraZeneca and its Affiliates shall maintain [**] records with respect to the Supply of Finished Products as are required by its standard operating procedures or Applicable Law.  AstraZeneca and its Affiliates shall keep [**] these records for the period(s) as specified in the applicable Quality Assurance Agreement, or such longer period(s) as required by Applicable Law, and made available on reasonable written request to an authorized Ironwood representative.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Regulatory Inspections

15.3                        If, during the Term, any Regulatory Authority visits or inspects any facilities of AstraZeneca or an AstraZeneca Affiliate in connection with the Manufacture of the Finished Product for, or the Supply of the Finished Products to, Ironwood, or if any Regulatory Authority carries out any visit or inspection which relates to the services which AstraZeneca agrees to provide to Ironwood under this Commercial Supply Agreement, then (to the extent permitted by Applicable Law) AstraZeneca [**].  AstraZeneca [**]; provided, however, that Ironwood [**].

15.4                        During the Term, [**] AstraZeneca shall allow Ironwood or its authorised representatives to audit the records and inspect the premises of AstraZeneca and its Affiliates [**] during normal business hours and on reasonable advance notice for the purposes of verifying compliance with: (i) the Specifications of the Finished Products; (ii) Applicable Law (including verifying that Manufacture of the Finished Products complies with Applicable Laws); (iii) the requirements of any Regulatory Approvals in connection with this Commercial Supply Agreement; and (iv) AstraZeneca’s performance against the requirements in this Commercial Supply Agreement and the Quality Assurance Agreement; subject in each case to any reasonable conditions, rules and regulations of AstraZeneca and its Affiliates, including any confidentiality restrictions.

Product Recall

15.5                        The procedures governing the recall or market withdrawal of any Finished Product Supplied to Ironwood under this Commercial Supply Agreement will be set out in the applicable Quality Assurance Agreement.

15.6                        Ironwood [**], in which event AstraZeneca will be responsible for: (i) [**]; and (ii) [**].

Adverse Event Reporting

15.7                        The reporting of adverse events in relation to any Finished Product Supplied to Ironwood under this Commercial Supply Agreement will be governed by the Pharmacovigilance Agreement.

16.                               COMPLIANCE

16.1                        Compliance with Law. Each Party hereby covenants to comply with all Applicable Law and industry professional standards applicable to its activities connected with the Supply of Finished Product. Without limiting the generality of the foregoing, each Party will not use in any capacity, in connection with the activities to be performed under this Commercial Supply Agreement, any person who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act or analogous law, or who is the subject of a conviction described in such section or a corresponding section of any analogous law. Each Party will inform the other Party in writing immediately if it or any person who is performing or has performed activities hereunder or is conducting or has conducted any development of the Finished Products is debarred or is the subject of a conviction described in Section 306 or a corresponding section of any analogous law, or if any action, suit, claim, investigation or legal or administrative proceeding is pending relating to the debarment or conviction of such Party or any person performing services hereunder.

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

16.2                        Business Ethics.  Each Party acknowledges and agrees that it is subject to the “Business Ethics” provisions set forth in Section 8.3 of the License Agreement.

16.3                        Professional Standards.  AstraZeneca shall Supply Finished Product and ensure that the Manufacture of Finished Product for Supply hereunder are conducted using professional standards and according to this Commercial Supply Agreement, including by allocating (or causing to be allocated) equipment and skilled personnel with sufficient depth of knowledge and capability to solve independently processing, quality and analytical issues.  AstraZeneca shall [**] manage its suppliers raw materials and API to minimize risks to the Supply of Finished Product, including with regard to audits, forecasts, stock management and contingency plans.

16.4                        Waste.  AstraZeneca shall and shall cause its Affiliates to, and shall [**] cause its contract manufacturers to (a) destroy Waste within a reasonable time (without jeopardizing Supply), including upon termination or expiration of this Commercial Supply Agreement; and (b) until destruction has taken place, store the Waste in a manner preventing unauthorized access and possible misuse.  AstraZeneca shall, during the Term of this Commercial Supply Agreement (including any post-termination Waste relating to the wind-down of this Commercial Supply Agreement), keep or cause to be kept records relating to Waste arising from Manufacturing activities and destruction thereof, and maintain such records for a period of at least [**] or longer as required under the applicable Quality Assurance Agreement.

16.5                        Security.  AstraZeneca, its Affiliates and subcontractors that handle Finished Product shall [**] (a) abide by a standard operating procedure for the security and control of the Finished Product, including packaging, storage or other product security features; and (b) provide a copy of such procedures to Ironwood upon request.  AstraZeneca shall Supply Finished Product in a secure manner appropriate to the transportation route and destination in accordance with any particular standards of transportation set forth in the Quality Assurance Agreement.  In the event that AstraZeneca or any of its Affiliates or subcontractors fails to meet or maintain [**] product security measures or has reported incidents regarding product security, the Parties shall agree upon what measures should be taken by such Person(s) to improve performance.  Any incident that constitutes, or any series of incidents that collectively constitute, a material breach of security with respect to the Finished Product, or the unauthorized disclosure of information pertaining to the security of the Finished Product in violation of this Commercial Supply Agreement shall be reported by the Party first having knowledge of such incident to the other Party.  All reporting under this Section 16.5 shall take place within [**] of discovery or knowledge of such an incident (or series of incidents) by a Party.  AstraZeneca and its Affiliates shall [**] provide reasonable assistance, and [**] provide reasonable assistance, to Ironwood in relation to reasonable investigations that Ironwood may initiate in any security incident that may affect the Supply of Finished Product covered by this Commercial Supply Agreement.

17.                               INTELLECTUAL PROPERTY

17.1                        The Parties acknowledge that the License Agreement contains (a) the terms and conditions on which Ironwood is licensed to sell and otherwise exploit the Products; and (b) the licenses from Ironwood to AstraZeneca required for purposes of enabling AstraZeneca to Supply Finished Products under this Commercial Supply Agreement.

17.2                        Subject to this Article 17, [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

18.                               CONFIDENTIALITY

18.1                        Section 7.10 of the License Agreement is hereby incorporated by reference into this Commercial Supply Agreement, mutatis mutandis.

19.                               REPRESENTATIONS, WARRANTIES AND COVENANTS

19.1                        As of the Effective Date, each of AstraZeneca and Ironwood hereby represents and warrants to the other Party hereto as follows:

(a)                                 it is a corporation or entity duly organized and validly existing under the laws of the state or other jurisdiction of its incorporation or formation;

(b)                                 the execution, delivery and performance of this Commercial Supply Agreement by such Party has been duly authorized by all requisite corporate action and does not require any shareholder action or approval;

(c)                                  it has the power and authority to execute and deliver this Commercial Supply Agreement and to perform its obligations hereunder;

(d)                                 the execution, delivery and performance by such Party of this Commercial Supply Agreement and its compliance with the terms and provisions do not and will not conflict with or result in a breach of any of the terms and provisions of or constitute a default under (i) any agreement to which it or its Affiliates is a party, (ii) the provisions of its charter or operative documents or bylaws or (iii) any order, writ, injunction or decree of any court or governmental authority entered against it or by which any of its property is bound; and

(e)                                  it will comply with Applicable Law in respect of the Supply of Products at all times.

19.2                        AstraZeneca shall inform Ironwood promptly in writing of any event, which in the reasonable judgment of AstraZeneca may adversely affect (a) AstraZeneca’s ability to Supply the Finished Products to Ironwood, or (b) the suitability of the Finished Product for Ironwood’s use.

20.                               INDEMNITIES AND LIABILITY

20.1                        [**].

20.2                        Notwithstanding anything in this Commercial Supply Agreement to the contrary, [**]; provided that the foregoing limitations in this Section 20.2 shall not apply to (x) [**], (y) [**] or (z) [**].

21.                               INSURANCE

Both Parties agree to use [**] to obtain and maintain and mutually endorse each Party, during the Term of this Commercial Supply Agreement, commercial general liability insurance coverage, including product liability insurance, with limits of not less than [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

22.                               FORCE MAJEURE

No liability will result from, and no right to terminate will arise, in whole or in part, based upon any delay in performance or non-performance, in whole or in part, by either of the Parties to this Commercial Supply Agreement to the extent that such delay or non-performance is caused by an event of Force Majeure.  “Force Majeure” means an event that is beyond a non-performing Party’s reasonable control, including an act of God, act of the other Party, war, riot, civil commotion, strike, terrorist act, malicious damage, epidemic, quarantine, fire, flood, storm or natural disaster.  The Force Majeure Party will within [**] days of the occurrence of the Force Majeure event, give written notice to the other Party stating the nature of the Force Majeure event, its anticipated duration and any action being taken to avoid or minimize its effect. Any suspension of performance will be of no greater scope and of no longer duration than is reasonably required and the Force Majeure Party will use reasonable effort to remedy its inability to perform; provided, however, if the suspension of performance continues or is anticipated to continue for [**] after the date of the occurrence, the unaffected Party will have the right but not the obligation to perform on behalf of the Force Majeure Party for a period of such Force Majeure and such additional period as may be reasonably required to assure a smooth and uninterrupted transition of such activities. If such failure to perform would constitute a material breach of this Commercial Supply Agreement in the absence of such event of Force Majeure, and continues for [**] from the date of the occurrence and the Parties are not able to agree on appropriate amendments within such period, such other Party will have the right, notwithstanding the first sentence of this Article 22, to terminate this Commercial Supply Agreement immediately by written notice to the Force Majeure Party.  In the case of such a termination, [**]. Notwithstanding the foregoing, nothing in this Article 22 will excuse or suspend the obligation to make any payment due hereunder in the manner and at the time provided.

23.                               DURATION AND TERMINATION

23.1                        The term of this Commercial Supply Agreement (the “Term”) commences and takes effect on the Effective Date and shall continue, unless earlier terminated in accordance with this Article 23, for the term of the License Agreement as set forth in section 11.1 of the License Agreement; provided that upon expiration of the License Agreement, the Term [**].

23.2                        Upon termination of the License Agreement, [**].

23.3                        In addition to any other provision of this Commercial Supply Agreement expressly providing for termination of this Commercial Supply Agreement, this Commercial Supply Agreement may be terminated as follows:

(a)                                 Termination [**]. This Commercial Supply Agreement may be terminated effective immediately by written notice by either Party at any time during the Term if the other Party [**] this Commercial Supply Agreement, which breach remains uncured for [**] measured from the date written notice of such breach is given to the breaching Party by the non-breaching Party, which notice will specify the nature of the breach and demand its cure; provided, however, that if such breach is not capable of being cured within the stated period and the breaching Party uses [**] to cure such breach during such period and [**], this Commercial Supply Agreement will not terminate and the cure period [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Further, in the case of a dispute during the cure period with respect to whether a [**] has occurred, the non-breaching Party shall not have the right to terminate this Commercial Supply Agreement until it complies with the applicable dispute resolution procedures hereunder, including those set forth in Section 14.1 of the License Agreement, and the dispute has been resolved pursuant to such procedures and breach remains uncured [**] after the final resolution of the dispute through such dispute resolution procedures.  Notwithstanding anything to the contrary set forth in this Commercial Supply Agreement, termination will not be deemed to relieve a defaulting Party from any liability arising from such default.

(b)                                 Bankruptcy. If the other Party files in any court or agency, pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of that Party or of its assets, or if the other Party proposes a written agreement of composition or extension of its debts, or if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition is not dismissed within [**] after the filing thereof, or if the other Party proposes or is a Party to any dissolution or liquidation, or if the other Party makes an assignment for the benefit of its creditors, this Commercial Supply Agreement may be terminated.

(c)                                  [**] Termination Right of [**].

(i)                                     If AstraZeneca [**], Ironwood may terminate this Commercial Supply Agreement upon [**] prior written notice to AstraZeneca.

(ii)                                  Ironwood may terminate this Commercial Supply Agreement upon [**] prior written notice to AstraZeneca [**], which notice may not be given before [**].

24.                               CONSEQUENCES OF TERMINATION

24.1                        If this Commercial Supply Agreement terminates as a result of termination of License Agreement by AstraZeneca as a result of Ironwood’s material breach or insolvency or the License Agreement is terminated by Ironwood for convenience or the License Agreement expires:

(a)                                 AstraZeneca [**], and in such case, Ironwood [**]; and

(b)                                 Ironwood shall [**]; provided that [**] and (ii) [**]. Ironwood [**].

24.2                        If this Commercial Supply Agreement terminates as a result of termination of License Agreement by Ironwood as a result of AstraZeneca’s material breach or insolvency or due to a safety issue:

(a)                                 AstraZeneca [**]; and

(b)                                 At AstraZeneca’s [**].

24.3                        If this Commercial Supply Agreement is terminated by AstraZeneca as a result of Ironwood’s material breach or insolvency but the License Agreement is still in effect:

(a)                                 AstraZeneca [**];

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

(b)                                 Ironwood [**]; provided that [**] (i) [**] and (ii) [**].  Ironwood [**]; and

(c)                                  To the extent a technology transfer has not yet been completed, [**] in accordance with Section 14 [**].  In addition, with respect to [**] or those as to which [**] through Article 12 [**], if AstraZeneca [**], then AstraZeneca [**].  Ironwood may elect to either (i) [**] or (ii) [**].   In the event that [**] pursuant to this Section 24.3(c), such matter shall be handled in accordance with [**].

24.4                        If this Commercial Supply Agreement is terminated by Ironwood as a result of AstraZeneca’s material breach or insolvency but the License Agreement is still in effect:

(a)                                 At Ironwood’s election, AstraZeneca [**];

(b)                                 At Ironwood’s election, Ironwood [**].  Ironwood [**]; and

(c)                                  To the extent a technology transfer has not yet been completed, [**] in accordance with Section 14 at [**].

24.5                        If this Commercial Supply Agreement is terminated by Ironwood pursuant to Section 23.3(c), but the License Agreement is still in effect:

(a)                                 AstraZeneca [**], and in such case, Ironwood [**];

(b)                                 If elected by AstraZeneca, Ironwood [**]; provided that [**] (i) [**] and (ii) [**].  Ironwood [**]; and

(c)                                  To the extent a technology transfer has not yet been completed, [**].  In addition, with respect to [**] or those as to which [**] through Article 12 [**], if AstraZeneca [**], then AstraZeneca [**].  Ironwood may elect to either (i) [**] or (ii) [**].   In the event that [**] pursuant to this Section 24.5(c), such matter shall be handled in accordance with [**].

24.6                        In the event of a termination or expiration of this Commercial Supply Agreement, any provision of this Commercial Supply Agreement which expressly or by implication is intended to come into or continue in force shall remain in full force and effect, including Article 1, Section 8.1, Articles 9 and 10 (to the extent that payments to a Party are due or still owing), Article 11 (solely with respect to Finished Products Delivered during the Term), Sections 15.1, 15.2, 15.5, 15.6, 15.7, 16.4 and 17.2, Article 18, Article 20, Article 21, Article 24 [**], Article 25 and Article 26 shall remain in full force and effect.

24.7                        Expiration or termination of this Commercial Supply Agreement for any reason shall be without prejudice to either Party’s other rights and remedies or to any accrued rights and liabilities as the date of such expiration or termination.

25.                               INDEPENDENT CONTRACTORS

The status of a Party under this Commercial Supply Agreement will be that of an independent contractor. Nothing contained in this Commercial Supply Agreement will be construed as creating a partnership, joint venture, or agency relationship between the Parties or, except as

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

otherwise expressly provided in this Commercial Supply Agreement, as granting either Party the authority to bind or contract any obligation in the name of or on the account of the other Party or to make any statements, representations, warranties, or commitments on behalf of the other Party. All Persons employed by a Party or any of its Affiliates are employees of such Party or its Affiliates and not of the other Party or such other Party’s Affiliates and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party or its Affiliates, as applicable.

26.                               MISCELLANEOUS

26.1                        Governing Law.  The interpretation and construction of this Commercial Supply Agreement will be governed by the laws of [**], excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Commercial Supply Agreement to the substantive law of another jurisdiction.

26.2                        Dispute Resolution. The Parties shall endeavour to reach consensus on all matters relating to Supply under this Commercial Supply Agreement and resolve disputes in accordance with this Section 26.2, other than disputes in relation to Quantity Shortfalls or Non-Conforming Product, which are governed by Article 11 or disputes related to Late Deliveries, which is governed by Section 5.3. [**].

26.3                        Additional Approvals.  The principles governing additional approvals, and related cooperation, are set forth in Section 14.4 of the License Agreement.

26.4                        Waiver and Non-Exclusion of Remedies.  A Party’s failure to enforce, at any time or for any period of time, any provision of this Commercial Supply Agreement, or to exercise any right or remedy will not constitute a waiver of that provision, right or remedy or prevent such Party from enforcing any or all provisions of this Commercial Supply Agreement and exercising any rights or remedies. To be effective any waiver must be in writing. The rights and remedies provided in this Commercial Supply Agreement are cumulative and do not exclude any other right or remedy provided by law or otherwise available except as expressly set forth in this Commercial Supply Agreement.

26.5                        Notices.

(a)                                 Notice Requirements.  Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Commercial Supply Agreement must be in writing, must refer specifically to this Commercial Supply Agreement and will be deemed given only if delivered by hand, sent by facsimile transmission (with transmission confirmed), by PDF e-mail attachment with digital return receipt, or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified in Section 26.5(b) or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 26.5. Such Notice will be deemed to have been given as of the date delivered by hand, transmitted by facsimile (with transmission confirmed) or by PDF e-mail attached with digital return receipt, or on the second Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. This Section 26.5 is not intended to govern the day-to-day

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

business communications necessary between the Parties in performing their obligations under the terms of this Commercial Supply Agreement.

(b)                                 Address for Notice.

For Ironwood:

Ironwood Pharmaceuticals, Inc.

301 Binney Street

Cambridge, MA 02142

United States of America

Attention:  Chief Legal Officer

Fax: +1 [**]

E-mail: [**]

With a copy to:

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540

United States of America

Attention:  David G. Glazer, Esq.

Fax:  +1 (609) 919-6624

E-mail: david.glazer@morganlewis.com

For AstraZeneca:

AstraZeneca Pharmaceuticals L.P.

1800 Concord Pike

Wilmington, DE 19803

Attn: Richard J. Kenny, Esq.

Fax: + 1 [**]

E-mail: [**]

With a copy to:

Covington & Burling LLP

One Front Street

San Francisco, CA 94111-5356

Attention: Amy L. Toro, Esq.

Fax: +1 (415) 955-6586

E-mail: atoro@cov.com

26.6                        Entire Agreement.  This Commercial Supply Agreement, the License Agreement, and the Transitional Services Agreement constitute the entire agreement between the Parties with respect to the subject matter herein.  This Commercial Supply Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of this Commercial

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

Supply Agreement, including, but only as of and subject to the occurrence of the Effective Date, that certain [**].  Each Party confirms that it is not relying on any representations, warranties or covenants of the other Party except as specifically set out in this Commercial Supply Agreement.  Nothing in this Commercial Supply Agreement is intended to limit or exclude any liability for fraud.  All Schedules referred to in this Commercial Supply Agreement are intended to be and are hereby specifically incorporated into and made a part of this Commercial Supply Agreement.  In the event of any inconsistency between any such Schedules and this Commercial Supply Agreement, the terms of this Commercial Supply Agreement will govern.

26.7                        Language.  All meetings between the Parties will be conducted in English. All documents prepared by one Party hereunder for the purpose of distribution to the other Party (or that are required to be provided to the other Party under this Commercial Supply Agreement) shall be written in English except as otherwise agreed by the Parties in writing. The Parties shall coordinate regarding any other translations required in order to conduct activities with respect to the Finished Product hereunder in order to avoid duplicative effort and expense.  Notwithstanding the foregoing, in case of non-English language documents that were prepared by way of a certified translation of an English language document, provision of the original English language document (and upon request, the applicable certification) shall constitute a substitute for translation.

26.8                        Amendment.  Any amendment or modification of this Commercial Supply Agreement must be in writing and signed by authorized representatives of both Parties.

26.9                        Assignment.  Neither Party may assign its rights or delegate its obligations under this Commercial Supply Agreement, in whole or in part without the prior written consent of the other Party, except that, subject to the other terms of this Commercial Supply Agreement, each Party will always have the right, without such consent, (a) [**], (b) [**], and (c) [**].  [**].  Notwithstanding anything in this Section 26.9, [**]. Any attempted assignment or delegation in violation of this Section 26.9 will be void.

26.10                 No Benefit to Others.  The provisions of this Commercial Supply Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights in any other persons except as otherwise expressly provided in this Commercial Supply Agreement.

26.11                 Counterparts.  This Commercial Supply Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which taken together will be deemed to constitute one and the same instrument. An executed signature page of this Commercial Supply Agreement delivered by facsimile transmission, including signatures in a fixed electronic format such as a PDF, will be as effective as an original executed signature page.

26.12                 Severability.  To the fullest extent permitted by Applicable Law, the Parties waive any provision of law that would render any provision in this Commercial Supply Agreement invalid, illegal or unenforceable in any respect. If any provision of this Commercial Supply Agreement is held to be invalid, illegal or unenforceable, in any respect, then such provision will be given no effect by the Parties and will not form part of this Commercial Supply Agreement. To the fullest extent permitted by Applicable Law and if the rights or obligations of any Party will not be materially and adversely affected, all other provisions of this Commercial Supply Agreement will remain in

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

full force and effect and the Parties will use [**] to negotiate a provision in replacement of the provision held invalid, illegal or unenforceable that is consistent with Applicable Law and achieves, as nearly as possible, the original intention of the Parties.

26.13                 Further Assurance.  Each Party will perform all further acts and things and execute and deliver such further documents as may be necessary or as the other Party may reasonably require to implement or give effect to this Commercial Supply Agreement.

26.14                 Publicity.  The Parties will consult with each other reasonably and in good faith with respect to the text and timing of any subsequent press releases relating to this Commercial Supply Agreement or the activity hereunder prior to the issuance thereof, provided that a Party may not unreasonably withhold consent to such releases, and that either Party may issue such press releases as it determines, based on advice of counsel, are reasonably necessary to comply with laws or regulations or for appropriate market disclosure or which are consistent with information disclosed in prior releases properly made hereunder.

26.15                 [**].  [**].

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

IN WITNESS WHEREOF, the Parties have caused this Commercial Supply Agreement to be executed in two counterparts by their respective duly authorized representatives as of the Execution Date.

[Signature pages follow]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

EXECUTION:

SIGNED for and on behalf of
AstraZeneca Pharmaceuticals LP

Signature:	/s/ Stephen Mohr

Name:	Stephen Mohr

Title:	Deputy General Counsel, North America

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SIGNED for and on behalf of
IRONWOOD PHARMACEUTICALS, INC.

Signature:	/s/ Thomas Graney

Name:	Thomas Graney

Title:	Chief Financial Officer

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 1

COST OF GOODS SOLD

“Cost of Goods Sold” means, in respect of a Finished Product, as applicable, [**].  Cost of Goods Sold shall be based on the quantities and presentations of Finished Product described in the Forecast submitted by Ironwood and in effect at the time AstraZeneca updates the Cost of Goods Sold pursuant to this Schedule 1. The Cost of Goods Sold is subject to adjustment as otherwise set forth herein.

All of the foregoing costs and other amounts shall be determined and allocated in accordance with the applicable Accounting Standards. All amounts included in Cost of Goods Sold (i) may only be included once regardless of whether they fall into more than one of the foregoing categories and (ii) [**].  It is understood that there is no obligation on AstraZeneca to share its agreements with Third Parties.

Notwithstanding the foregoing, the Cost of Goods Sold for the Finished Products for [**] are as set forth in the table below.  For any other Finished Products, including the Allopurinol Combination Product, the Cost of Goods Sold will be provided [**].

AstraZeneca shall provide Ironwood all reasonable documentation and support for the calculation of Cost of Goods Sold.  It is understood that there is no obligation on AstraZeneca to share its agreements with Third Parties in connection with providing such reasonable documentation and support.  In the event that Ironwood disputes the calculation in Cost of Goods Sold, such matter shall be handled in accordance with [**].

[**].

Base Price

1.  Zurampic Product

Year in which Product is Delivered	Zurampic Commercial [(**)]	Zurampic Sample Pack [(**)]
[**]	[**]	[**]
[**]	[**]	[**]
[**]	[**]	[**]

2.  Allopurinol Combination Product: [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 2

MINIMUM ORDER REQUIREMENTS

1.              [**]

2.              [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 3

PRE-APPROVED MANUFACTURING CHANGES

Ironwood acknowledges and agrees that the following changes, if implemented by AstraZeneca, are approved by Ironwood:

1.              Use of [**].

[**].

2.              Use of [**]

[**] in conjunction with AstraZeneca have embarked [**] will not exceed [**] which includes [**].

[**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 4

Forecasting Example

For the sake of clarity, and by way of example only, if, on [**], a Forecast with the following quantities is submitted for a given SKU:

	1	2	3	4	5	6	7	8	9	10	11	12
	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Forecast delivered on [**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]	[**]

Then, with respect to the forecast delivered in the next month [**], the forecast could be as follows:

	0		1		2		3		4		5		6		7		8		9		10		11		12
	Jan		Feb		Mar		Apr		May		Jun		Jul		Aug		Sep		Oct		Nov		Dec		Jan
Forecast delivered on [**]	[**	]	[**	](1)	[**	](1)	[**	](2)	[**	](3)	[**	](4)	[**	](5)	[**	](5)	[**	](5)	[**	](5)	[**	](5)	[**	](5)	[**	](6)

(1) = [**]

(2) = [**]

(3) = [**]

(4) = [**]

(5) = [**]

(6) = [**]

[**] = Portions of this exhibit have been omitted pursuant to a confidential treatment request. An unredacted version of this exhibit has been filed separately with the Commission.

SCHEDULE 5

DOCUMENTATION TO ACCOMPANY DELIVERIES

•                  [**]

•                  [**]

•                  [**]

Or as otherwise specified in the Quality Assurance Agreement or as mutually agreed